EXHIBIT 4.2


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                            RITE AID CORPORATION


                                    and


                       HARRIS TRUST AND SAVINGS BANK
                                 as Trustee


                              ----------------


                           SUPPLEMENTAL INDENTURE


                        Dated as of February 3, 2000

                              ----------------


                                     To

                The Indenture Dated as of September 10, 1997
                        Between Rite Aid Corporation
                                    and
                 Harris Trust and Savings Bank, as Trustee,
      Relating to $650 Million Aggregate Principal Amount at Maturity
              of 5.25% Convertible Subordinated Notes due 2002





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 SUPPLEMENTAL INDENTURE

           THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is dated as of February 3, 2000, between Rite Aid Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation, as trustee (the "Trustee").

           WHEREAS, the Company has issued its 5.25% Convertible
 Subordinated Notes Due 2002 (the "Notes"), in the aggregate principal amount of $650,000,000, pursuant to an Indenture between the Company and the Trustee dated as of September 10, 1997 (the "Indenture"); and

           WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend certain provisions of the Indenture and enter into a supplemental indenture to evidence such amendment; and

           WHEREAS, on January 7, 2000, the Executive Committee of the Board of Directors of the Company authorized and approved the substance of certain amendments to the Indenture as set forth herein; and

           WHEREAS, the Company has received consents from the Holders representing at least a majority in aggregate principal amount of the Outstanding Securities to the substance of certain amendments to the Indenture as set forth herein; and

           WHEREAS, Section 9.04 of the Indenture provides, among other things, that a supplemental indenture shall form a part of the Indenture for all purposes and that all the Holders shall be bound thereby.

           NOW, THEREFORE, the Company and the Trustee agree as follows:

        Section 1.     Amendments to the Indenture.

             (a) Section 7.03(a) of the Indenture is hereby amended and restated in its entirety as follows:

        The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall file copies of the Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 1999 and the Annual Report on Form 10-K for the fiscal year ended February 26, 2000 with the Trustee within 15 days of the date such reports are actually filed with the Commission, such filings with the Commission to occur no later than July 11, 2000. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

             (b) Section 10.06 of the Indenture is hereby amended and restated in its entirety as follows:

        The Company will comply, and will cause each Subsidiary to comply, with the requirements of all laws, ordinances, rules, regulations, and requirements of any governmental authority (including, without limitation, ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a material adverse effect upon the Company and its Subsidiaries as a whole, and except that the Company may delay the filing required pursuant to the Exchange Act of the Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 1999 and the Annual Report on Form 10-K for the fiscal year ended February 26, 2000 until no later than July 11, 2000.

        Section 2. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

           Section 3.     Indenture Remains in Full Force and Effect.
 Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

           Section 4. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

           Section 5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

           Section 6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

           Section 8. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

           Section 9. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

           Section 10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

           Section 11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

           Section 12. Governing Law. This Supplemental Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles.

           Section 13. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.

                                     RITE AID CORPORATION

 (SEAL)

                                     By: /s  David Jessick
                                        --------------------------------------
                                        Name:  David Jessick
                                        Title: Senior Executive Vice-President

 Attest:

 By:    /s/ Elliot S. Gerson
    --------------------------------------
   Name:  Elliot S. Gerson
   Title: Senior Executive Vice-President
          and Secretary


                                     HARRIS TRUST AND SAVINGS BANK

 (SEAL)

                                     By:  /s/ J. Bartolini
                                        ------------------------------
                                         Name:   J. Bartolini
                                         Title:  Vice President

 Attest:

 By: /s/ D. G. Donovan
   ------------------------------
    Name:   D. G. Donovan
    Title:  Assistant Secretary